Exhibit 99.1

FMC Corporation		FMC Corporation
1735 Market Street
Philadelphia, PA 19103

News Release		215.299.6000 phone
215.299.5998 fax

For Release: Immediate		www.fmc.com

	Media contact:	Jim Fitzwater - 215.299.6633
	Investor relations contact:	Brennen Arndt - 215.299.6266
FMC Corporation CEO Addresses Winning 'Differentiator Strategy' at Credit Suisse Global Ag Productivity Conference

Unique Business Strategy Propels FMC Agricultural Products to Eight Consecutive Years of Record Earnings

PHILADELPHIA, March 7, 2012 - FMC Corporation (NYSE:FMC) president, CEO and chairman, Pierre Brondeau, this week discussed a unique 'differentiator strategy' that has helped FMC Agricultural Products lead the industry in profitability and deliver eight consecutive years of record earnings. Brondeau made his remarks at the Credit Suisse 17th Annual Global Ag Productivity Conference in London.

“We have a winning differentiator strategy that broke an industry paradigm,” said Brondeau. “The conventional paradigm is - if you want to be successful in the agricultural industry, you either have to invent new active molecules or biotech products, or you need to be a generic company and compete on cost.

“We believed we could do both - that we could do innovation our way and be globally cost competitive with anybody in the industry. And we have,” said Brondeau. “This low-cost innovation strategy has worked very well for us.”

In 2011, FMC Agricultural Products sales grew 18 percent to $1.46 billion and earnings grew 13 percent to $348 million with an earnings margin of 24 percent. Approximately 25 percent of sales were generated from product and market innovations introduced over the previous five years, said Brondeau.

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FMC's innovation strategy is based on “aggregating technologies” where the company scouts the world for complementary technologies and products and applies them to key focus markets such as sugar cane, cotton, rice, oilseeds, fruits and vegetables. FMC creates new formulations with lasting proprietary position by blending them with other products in the portfolio.

To help significantly reduce costs, the business developed a virtual manufacturing operation built from a network of dedicated contract manufacturers and toll producers, largely in Asia. According to Brondeau, FMC does not own assets that produce agricultural active ingredients. The business cost structure is more than 90 percent variable.

“It takes years to build a virtual manufacturing network, and our network is made of true partners - not suppliers at arm's length. Most have been with us for 10-15 years,” said Brondeau. “We have 100 FMC employees in Asia supporting this virtual manufacturing operation focused on lowering costs, finding new, more efficient process routes and ensuring our partners maintain the highest safety and environmental standards.”

As part of the company's Vision 2015 growth strategy, FMC Agricultural Products expects to continue delivering premium margins in the 25 percent range with sales increasing to $2.3 billion and earnings growing to $575 million by 2015, said Brondeau.

For the full presentation at the Credit Suisse 17th Annual Global Ag Productivity Conference, go to www.fmc.com/investorrelations.

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FMC Corporation is a diversified chemical company serving agricultural, industrial and consumer markets globally for more than a century with innovative solutions, applications and quality products. In 2011, FMC had annual sales of approximately $3.4 billion. The company employs approximately 5,000 people throughout the world, and operates its businesses in three segments: Agricultural Products, Specialty Chemicals and Industrial Chemicals. For more information, visit www.FMC.com.

Safe Harbor Statement under the private Securities Act of 1995: Statements in this news release that are forward-looking statements are subject to various risks and uncertainties concerning specific factors described in FMC Corporation's 2011 Form 10-K and other SEC filings. Such information contained herein represents management's best judgment as of the date hereof based on information currently available. FMC Corporation does not intend to update this information and disclaims any legal obligation to the contrary. Historical information is not necessarily indicative of future performance.

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